FIRST AMENDMENT TO AGREEMENT OF SALE

                                (Ammendale II)

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is entered
into as of the     day of December, 1996, by and between WRIT LIMITED
PARTNERSHIP ("Purchaser") and AMMENDALE-II LIMITED PARTNERSHIP ("Seller").

                             W I T N E S S E T H:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale (Ammendale II) dated November 29, 1996 ("Agreement") for the purchase and sale of the property commonly known as Lot 17, Ammendale Business Campus, located in Beltsville, Maryland (the "Premises"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

     B.   Purchaser and Seller now desire to amend the Agreement as follows:

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The end of the Inspection Period shall be 5:00 p.m. Chicago time on January 16, 1997.

     2. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                              PURCHASER:

                              WRIT LIMITED PARTNERSHIP


                              By: Washington Real Estate Investment Trust, General Partner


                              By:   /s/ Thomas L. Regnell
                                   ------------------------------------
                              Name:     Thomas L. Regnell
                                   ------------------------------------
                              Its:      Vice President
                                   ------------------------------------


                              SELLER:

                              AMMENDALE-II LIMITED PARTNERSHIP


                              By:  Prince George Partners, Inc.,
                                   its general partner


                              By:   /s/ John K. Powell, Jr.
                                   -----------------------------------
                              Name:     John K. Powell, Jr.
                                   -----------------------------------
                              Its:      Senior Vice President
                                   -----------------------------------
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